Exhibit 10.4
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
OMEPRAZOLE SUPPLY AGREEMENT
AMENDMENT NO. 1
     This Amendment (the “Amendment”) by and among Santarus, Inc., a Delaware corporation having a principal place of business at 10590 West Ocean Air Drive, Suite 200, San Diego, CA 92130 (“SANTARUS”), Interchem Trading Corporation d/b/a Interchem Corporation, a New Jersey corporation located at 120 Route 17 North, Paramus, New Jersey 07652 (“INTERCHEM”), and Union Quimico Farmaceutica, S.A., a corporation of Spain located at Mallorca, 262, 08008, Barcelona, Spain (“UQUIFA”) is entered into as of November 1, 2004 (the “Effective Date”).
     Whereas, SANTARUS, INTERCHEM and UQUIFA have entered into that certain Omeprazole Supply Agreement, dated September 25, 2003 (the “Agreement”), wherein UQUIFA agrees to manufacture and supply Omeprazole to SANTARUS;
     Whereas, Section 5.3 of the Agreement provides that the price for the Omeprazole to be purchased by SANTARUS under the Agreement shall be renegotiated by SANTARUS, on the one hand, and INTERCHEM and UQUIFA, on the other hand, in good faith on [***] reasonably in advance of the expiration of the applicable [***] period and taking into account then prevailing market conditions; and
     Whereas, SANTARUS, INTERCHEM and UQUIFA desire to amend and restate Schedule C of the Agreement pursuant to and in accordance with Section 5.3 in order to set a new price for the Omeprazole to be purchased by SANTARUS under the Agreement and to clarify the timing for future price adjustments.
     Now, Therefore, in consideration of the foregoing recitals and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SANTARUS, INTERCHEM and UQUIFA, intending to be legally bound hereby, agree as follows:
     1. Schedule C of the Agreement is hereby amended and restated in its entirety to read as follows:
“SCHEDULE C
PRICING AND SHIPPING TERMS
Freight Terms: INTERCHEM and UQUIFA shall make all necessary shipping arrangements to SANTARUS’ designated facility, [***] SANTARUS’ designated facility, freight prepaid.
Shipping Method: Air Freight
Price: [***]

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     2. Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment.
     3. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     4. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
     In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first above written.

Interchem Trading Corporation
Santarus, Inc.,		d/b/a Interchem Corporation,
a Delaware corporation		a New Jersey corporation

By:	/s/ Gerald T. Proehl	By:	/s/ Joseph M. Pizza

Name: Title:	Gerald T. Proehl President and Chief Executive Officer	Name: Title:	Joseph M. Pizza President

Union Quimico Farmaceutica, S.A.,
a corporation of Spain

By:	/s/ Mark Ian Robbins

Name:	Mark Ian Robbins
Title:	Chief Executive